UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14-A
(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

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LCA-Vision Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On February 11, 2009, LCA-Vision Inc. released the following press release.

LCA-Vision Announces Consent Solicitation Deadline;
Urges Stockholders to Return Gold Consent Revocation Card

CINCINNATI (February 11, 2009) – LCA-Vision Inc. (NASDAQ: LCAV) today announced that it has received an executed written consent from Craig Joffe dated February 9, 2009.  Based on the date of this consent, the expiration date of the consent solicitation will be April 9, 2009.  The Company will issue another press release if it receives an earlier dated executed written consent.

LCA-Vision filed its Definitive Consent Revocation Statement (“Consent Revocation Statement”) with the Securities and Exchange Commission on Monday, February 9, 2009, and copies of the Consent Revocation Statement with a GOLD Consent Revocation Card were mailed to stockholders beginning February 10, 2009.  The Consent Revocation Statement can be obtained immediately from the SEC’s website at the following link:

http://idea.sec.gov/Archives/edgar/data/1003130/000114420409006021/v139094_defc14a.htm or from the Investor Relations section of the Company’s website at www.lasikplus.com and www.lca-vision.com.  Copies of the Consent Revocation Statement and consent revocation card may also be obtained from Georgeson Inc.

The Board of Directors of LCA-Vision has determined that the consent solicitation of the Joffe Group, proposing, among other things, to remove, without cause the directors that you elected at the 2008 annual meeting of stockholders, and replace them with a slate of nominees selected by the Joffe Group, is not in the best interests of LCA-Vision or its stockholders, and urges LCA-Vision stockholders to reject the Joffe Group’s proposals.

Stockholders should not sign the Joffe Group’s White consent card. If you have previously signed a White consent card, you may revoke that consent. The Board of Directors is mailing to LCA-Vision stockholders a GOLD consent revocation card that they should immediately sign, date and mail back. Stockholders may support their current board and management by signing, dating and mailing the GOLD consent revocation card as soon as they receive it.

Additional Information:
Georgeson Inc. has been retained by LCA-Vision as consent revocation solicitation agent. Stockholders with questions are encouraged to call them toll-free 1-800-457-0109. Copies of the Company’s Consent Revocation Statement and any other documents filed by LCA-Vision with the SEC in connection with the consent solicitation can be obtained free of charge from the SEC’s website at www.sec.gov, from the Company’s website at www.lasikplus.com and www.lca-vision.com., or from Georgeson.

About LCA-Vision Inc./LasikPlus®
LCA-Vision Inc., a leading provider of laser vision correction services under the LasikPlus® brand, operates 75 LasikPlus® fixed-site laser vision correction centers in 32 states and 57 markets in the United States and a joint venture in Canada. Additional company information is available at www.lca-vision.com and www.lasikplus.com.

Earning Trust Every Moment.

Transforming Lives Every Day.
For Additional Information

Company Contact:	Investor Relations Contact:
Barb Kise	Jody Cain
LCA-Vision Inc.	Lippert/Heilshorn & Associates
513-792-9292	310-691-7100